Exhibit 32

Certificate of Chief Executive and Chief Financial Officers Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended December 31, 2011 of Ark Restaurants Corp. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Weinstein and Robert J. Stewart, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 14th day of February 2012.

/s/ Michael Weinstein	/s/ Robert J. Stewart

Michael Weinstein	Robert J. Stewart
Chairman and Chief Executive Officer	Chief Financial Officer